Ex. 99.2

Aytu BioPharma Strengthens Leadership Team with Appointment of Richard Eisenstadt as Chief Financial Officer

ENGLEWOOD, CO / April 1, 2021 / Aytu BioPharma, Inc. (NASDAQ: AYTU), a specialty pharmaceutical company focused on commercializing novel therapeutics and consumer healthcare products, today announced the appointment of Richard Eisenstadt as Chief Financial Officer. Mr. Eisenstadt is an accomplished pharmaceutical industry executive with more than 20 years of experience in leading finance and accounting operations, supporting clinical development and commercialization and raising capital within the life sciences sector.

Mr. Eisenstadt replaces David Green who has stepped down as Chief Financial Officer as of March 31, 2021.

Mr. Eisenstadt most recently was Chief Financial Officer at Neos Therapeutics, Inc. where he raised over $340 million in private and public equity and debt financings and supported the transition of the company from clinical stage to commercial operations prior to its merger with Aytu in March 2021. Prior to Neos, Mr. Eisenstadt served as Chief Financial Officer at Arborgen, Inc., and prior to that, Chief Financial Officer at Tranzyme, Inc., where he led its IPO, negotiated several licensing agreements and financed the company through late-stage clinical development. Mr. Eisenstadt received an M.B.A. from James Madison University and a B.A. in Economics from the University of North Carolina at Chapel Hill.

“Rich’s deep experience with financial planning and accounting, raising capital, investor relations, clinical development, and commercial operations will be a tremendous asset to Aytu, especially as we continue to grow our commercial portfolio of prescription therapeutics and consumer health products and expand our development pipeline. His appointment comes at a pivotal time for the company, and we are very pleased to have him join the team,” commented Josh Disbrow, Chief Executive Officer of Aytu BioPharma. “Also, as Dave departs the company, the Board and I wish to express our sincere gratitude to Dave for his many contributions and service to Aytu and wish him well.”

Mr. Eisenstadt commented, “I am honored to be asked to join Aytu to support the combination of the Neos and Aytu branded prescription therapeutic portfolios. Together with Josh and the incumbent management team, I look forward to continuing to build value through both organic growth in our product offerings and through strategic acquisitions of late-stage product candidates and on-market assets.”

About Aytu BioPharma, Inc.

Aytu BioPharma is a specialty pharmaceutical company with a growing commercial portfolio of prescription therapeutics and consumer health products. The company's primary prescription products treat attention deficit hyperactivity disorder (ADHD) and other common pediatric conditions. Aytu markets ADHD products Adzenys XR-ODT® (amphetamine) extended-release orally disintegrating tablets (see Full Prescribing Information, including Boxed WARNING), Cotempla XR-ODT® (methylphenidate) extended-release orally disintegrating tablets (see Full Prescribing Information, including Boxed WARNING), and Adzenys-ER® (amphetamine) extended-release oral suspension (see Full Prescribing Information, including Boxed WARNING). The company's other pediatric products include Karbinal® ER (carbinoxamine maleate), an extended-release carbinoxamine (antihistamine) suspension indicated to treat numerous allergic conditions, and Poly-Vi-Flor® and Tri-Vi-Flor®, two complementary fluoride-based prescription vitamin product lines containing combinations of fluoride and vitamins in various formulations for infants and children with fluoride deficiency. The company's evolution has been driven by strategic in-licensing, acquisition-based transactions and organic product growth. As Aytu continues this trajectory, the company is building a complimentary therapeutic development pipeline that will address significant unmet needs. For more information, please visit aytubio.com.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, or the Exchange Act. All statements other than statements of historical facts contained in this press release, are forward-looking statements. Forward-looking statements are generally written in the future tense and/or are preceded by words such as ''may,'' ''will,'' ''should,'' ''forecast,'' ''could,'' ''expect,'' ''suggest,'' ''believe,'' ''estimate,'' ''continue,'' ''anticipate,'' ''intend,'' ''plan,'' or similar words, or the negatives of such terms or other variations on such terms or comparable terminology. All statements other than statements of historical facts contained in this presentation, are forward-looking statements, including but not limited to any statements regarding future growth of the company’s product offerings and expansion of its development and commercial pipeline. Please also refer to the risks described in ''Risk Factors'' in Part I, Item 1A of Aytu's Annual Report on Form 10-K and in the other reports and documents it files with the Securities and Exchange Commission.

Contact for Media and Investors:

Sarah McCabe
Stern Investor Relations, Inc.
sarah.mccabe@sternir.com